Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vascular Biogenics Ltd. of our report dated March 25, 2021 relating to the financial statements, which appears in Vascular Biogenics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 19, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited